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                                                                      EXHIBIT 16


[PRICEWATERHOUSECOOPERS LETTERHEAD]



April 24, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the statements made by Lason, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Amendment 2 to Form 8-K report dated February 21, 2002. We agree with the statements concerning our Firm in Item 4 in such Amendment 2 to Form 8-K.



Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP